EXHIBIT 4.14


                                 NeoMedia Technologies, Inc.

                                         Exhibit 4.14

                     Form of Warrant to Southeast Research Partners, Inc.


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                     THE REGISTERED HOLDER OF THIS WARRANT,
                      BY ITS ACCEPTANCE HEREOF, AGREES THAT
                      IT WILL NOT SELL, TRANSFER OR ASSIGN

                     THIS WARRANT EXCEPT AS HEREIN PROVIDED.

           VOID AFTER 5:00 P.M. EASTERN TIME, ____________ ____, 19___

                                     WARRANT

                               FOR THE PURCHASE OF
                         100,000 SHARES OF COMMON STOCK

                                       OF

                           NEOMEDIA TECHNOLOGIES, INC.

1.    WARRANT.

      THIS CERTIFIES THAT, in consideration of $10.00 and other good and valuable consideration, duly paid by or on behalf of Southeast Research Partners, Inc. ("Holder"), as registered owner of this Warrant, to NeoMedia Technologies, Inc., a Delaware corporation ("Company"), Holder is entitled, at any time or from time to time at or after December __, 1998 ("Commencement Date"), and at or before 5:00 p.m., Eastern Time on December __, 2002 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to One Hundred Thousand (100,000) shares of Common Stock of the Company, $.01 par value ("Common Stock"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is initially exercisable at $10 per share of Common Stock purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context, of a share of Common Stock. The term "Securities" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2.    EXERCISE.

      2.1 EXERCISE FORM. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Securities being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

      2.2 LEGEND. Each certificate for Securities purchased under this Warrant shall bear a legend as follows, unless such Securities have been registered under the Securities Act of 1933, as amended ("Act"):

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

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3.    TRANSFER.

      3.1 GENERAL RESTRICTIONS. The registered Holder of this Warrant, by its acceptance hereof, agrees that until __________, 1998, it will not sell, transfer, assign or hypothecate this Warrant in whole or in part, and thereafter, it will not sell, transfer, assign or hypothecate this Warrant, in whole or in part, to anyone except upon compliance with, or pursuant to exemptions from, applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

      3.2 RESTRICTIONS IMPOSED BY THE SECURITIES ACT. This Warrant and the Securities underlying this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder, acceptable to the Company (it being expressly agreed that David Alan Miller or Graubard Mollen of Graubard Mollen & Miller are acceptable counsel), that such securities may be sold pursuant to an exemption from registration under the Act, and applicable state law, the availability of which is established to the reasonable satisfaction of the Company, or (ii)

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a registration statement relating to such Securities has been filed by the
Company and declared effective by the Securities and Exchange Commission and compliance with applicable state law.

4.    NEW WARRANTS TO BE ISSUED.

      4.1 PARTIAL EXERCISE OR TRANSFER. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

      4.2 LOST CERTIFICATE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of an indemnification agreement reasonably satisfactory to the Company, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.    REGISTRATION RIGHTS.

      5.1  "PIGGY-BACK" REGISTRATION.

           5.1.1 GRANT OF RIGHT. The Holders of this Warrant shall have the right for a period of four years from the Commencement Date to include all or any part of this Warrant and the shares of Common Stock underlying this Warrant (collectively, the "Registrable Securities") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form) ("Registration Statement"); provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering (the "Underwriter") the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, the Registrable Securities included in the Registration Statement shall be reduced to such amount as the Underwriter, in its sole discretion, determines. Such reduction includes reducing the number of Registrable Securities to be registered in the Registration Statement for such offering to zero and not registering any of the Registrable Securities in such offering.

      If the Company intends to file a Registration Statement under the Act, the Company shall deliver written notice to the Holder of its intention to file a Registration Statement at least sixty days prior to such filing, and the Holder shall have thirty days thereafter to request in writing that the Company register or qualify the Registrable Securities, subject, however, to the foregoing provisions of the prior paragraph of this Section 5.1.1. Upon the delivery of such written request within the specified time, the Company, subject to the foregoing provisions of the prior paragraph of this Section 5.1.1, shall include in its contemplated Registration Statement all information necessary or advisable to register or qualify the Registrable Securities for offer and sale to the public, in the event the Company does file the contemplated Registration Statement; provided, however, that neither the delivery of the notice by the Company nor the delivery of a request by a Holder shall in any way obligate the Company to file a Registration Statement. Furthermore, notwithstanding the filing of a Registration Statement, the Company may, in its sole discretion, at any time prior to the Effective Date thereof, determine not to offer the securities to which the Registration Statement relates, regardless whether Registrable Securities have been included in such Registration Statement.

      As to each Registration Statement, the Company's obligations contained in this Section 5 shall be conditioned upon a timely receipt by the Company in writing of the following:

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           (a) information as to the terms of the contemplated public offering furnished by and on behalf of each Holder intending to make a public distribution of the Registrable Securities; and

           (b) such other information as the Company may reasonably require from such Holders for inclusion in the Registration Statement.

           5.1.2 TERMS. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including any filing fees payable to the National Association of Securities Dealers, Inc., but the Holders shall pay any and all underwriting commissions, transfer taxes and the underwriters' accountable and non-accountable expense allowances, if any, directly attributable to the offer and sale of the Registrable Securities and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities.

      5.2  GENERAL TERMS

           5.2.1  INDEMNIFICATION.

                  (a) The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, arising from such registration statement, except for information furnished by or on behalf of such Holders, in writing, for specific inclusion in the registration statement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which it may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, in writing, for specific inclusion in such registration statement.

                  (b) If any action is brought against a party hereto, ("Indemnified Party") in respect of which indemnity may be sought against the other party ("Indemnifying Party"), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in advance writing by Indemnifying Party in connection with the defense of such action, or (ii) Indemnifying Party shall not have employed counsel to defend such action, or (iii) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party. Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

                  (c) If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or
(ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is

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appropriate to reflect not only the relative benefits referred to in such clause
(i) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by a Holder exceed the profit, if any, earned by such Holder as a result of the exercise by him of the Warrants and the sale by him of the underlying shares of Common Stock.

                  (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

           5.2.2 EXERCISE OF WARRANTS. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

6.    ADJUSTMENTS

      6.1 ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES. The Exercise Price and the number of shares of Common Stock underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

           6.1.1 STOCK DIVIDENDS - RECAPITALIZATION, RECLASSIFICATION, SPLIT-UPS. If, after the date hereof, and subject to the provisions of Section
6.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

           6.1.2 AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions of Section 6.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

           6.1.3 ADJUSTMENTS IN EXERCISE PRICE. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

           6.1.4 REPLACEMENT OF SECURITIES UPON REORGANIZATION, ETC. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2, 6.1.3

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and this Section 6.1.4. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

           6.1.5 CHANGES IN FORM OF WARRANT. This form of Warrant need not be changed because of any change pursuant to this Section 6, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

      6.2 ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

7. RESERVATION AND LISTING. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges or, if applicable, on Nasdaq, on which the Common Stock of the Company is then listed and/or quoted.

8.    CERTAIN NOTICE REQUIREMENTS.

      8.1 HOLDER'S RIGHT TO RECEIVE NOTICE. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company, either in law or in equity. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

      8.2 EVENTS REQUIRING NOTICE. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a merger or reorganization in which the Company is not the surviving party, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

      8.3 NOTICE OF CHANGE IN EXERCISE PRICE. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

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      8.4 TRANSMITTAL OF NOTICES. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt by the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.    MISCELLANEOUS.

      9.1 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

      9.2 ENTIRE AGREEMENT. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

      9.3 BINDING EFFECT. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

      9.4 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Warrant shall be governed by and construed and enforced in accordance with the law of the State of Florida, without giving effect to conflict of laws. Any action, proceeding or claim against the Company or any Holder arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of Florida or of the United States of America for the Middle District of Florida, and by accepting this Warrant, the Holder irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holder, by accepting this Warrant, each hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to the recipient at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding in any action, proceeding or claim. The prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

      9.5 WAIVER, ETC. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the ____ day of___________, 199__.

                                        NEOMEDIA TECHNOLOGIES, INC.

                                        By:_____________________________
                                            Charles W. Fritz, President


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Form to be used to exercise Warrant:

____________________________________________
____________________________________________
____________________________________________


Date:  _____________________

           The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________ shares of Common Stock of NeoMedia Technologies, Inc. the "Company") and hereby makes payment of $____________ (at the rate of $10.00 per share of Common Stock). Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                    ---------------------------------------
                                    Signature

---------------------------------
Signature Guaranteed

           NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name       ________________________________________________________
                          (Print in Block Letters)

Address    ________________________________________________________

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Form to be used to assign Warrant:

                                   ASSIGNMENT

     (To be executed by the registered Holder to effect a transfer of the within Warrant):

               FOR VALUE RECEIVED, ________________________________ does hereby sell, assign and transfer unto _________________________________ the right to purchase _________________ shares of Common Stock of NeoMedia Technologies, Inc. ("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:____________________, 19___

                                            ------------------------------------
                                            Signature

               NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

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